Exhibit 10.5

Executive Employment Agreement

This EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made as of February 10, 2021 (the “Effective Date”), by and between Alfi, Inc. (together with its successors and assigns, the “Company”), and Paul Pereira (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as the Company’s Chief Executive Officer.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.             Employment and Term. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company, on the terms and conditions hereinafter set forth. Executive’s term of employment by the Company under this Agreement shall be for a period of three years from the Effective Date (the “Term”).

2.             Position, Duties and Responsibilities, Location, and Commuting.

(a)           Position and Duties. During the Term, the Company shall employ Executive as Chief Executive Officer. Executive shall report directly to the Company’s Board of Directors (the “Board”). Executive shall have such other duties, powers, and authority as are commensurate with his position as Chief Executive Officer and such other duties and responsibilities that are commensurate with his positions as specifically delegated to him or her from time to time by the Board.

(b)           Exclusive Services and Efforts. Executive agrees to devote his efforts, energies, and skill to the discharge of the duties and responsibilities attributable to his position and, except as set forth herein, agrees to devote all of his professional time and attention to the business and affairs of the Company. Executive shall be entitled to engage in service on the board of directors of one (1) not-for-profit organization to the extent such service does not interfere with the performance of his duties and responsibilities to the Company, as determined by the Company in its sole reasonable discretion.

(c)           Compliance with Company Policies. Executive shall be subject to the Bylaws, policies, practices, procedures and rules of the Company, including those policies and procedures set forth in the Company’s Code of Conduct and Ethics. Executive’s material violation of the terms of such documents shall be considered a breach of the terms of this Agreement.

(d)              Location of Employment. Executive’s principal office, and principal place of employment, shall be at the Company’s offices in Miami, Florida; provided that Executive may be required under business circumstances to travel outside of such location in connection with performing his duties under this Agreement.

3.             Compensation.

(a)           Base Salary. During the Term, the Company shall pay to Executive an annual salary of $300,000.00 (“Base Salary”). The Compensation Committee of the Board (the “Committee”) may increase the Base Salary, in its sole discretion, considering Company and individual performance objectives.

(b)           Annual Cash Bonus. During the Term, Executive shall be eligible to receive an annual cash bonus of no less than 30% of base salary, on terms and conditions as determined by the Committee in its sole discretion taking into account Company and individual performance objectives.

(c)           Long-Term Incentive Award. During the Term, Executive shall be eligible to participate in the Company’s long-term incentive plan, on terms and conditions as determined by the Committee in its sole discretion taking into account Company and individual performance objectives; provided that, if more than 50% of the Company’s stock is acquired by a third party, all previously-awarded long-term incentive compensation shall vest immediately.

4.             Employee Benefits and Perquisites.

(a)           Benefits. Executive shall be entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Executive’s satisfaction of all applicable eligibility conditions of such plans, programs, and arrangements. Nothing herein shall be construed to limit the Company’s ability to amend or terminate any employee benefit plan or program in its sole discretion; provided that, if more than 50% of the Company’s stock is acquired by a third party, any and all deferred benefits shall vest immediately.

(b)           Fringe Benefits, Perquisites, and Paid Time Off. During the Term, Executive shall be entitled to participate in all fringe benefits and perquisites made available to other employees of the Company, subject to Executive’s satisfaction of all applicable eligibility conditions to receive such fringe benefits and perquisites. In addition, Executive shall be eligible for up to 20 days of paid time off (“PTO”) per calendar year in accordance with the Company’s vacation and PTO policy, inclusive of vacation days and sick days and excluding standard paid Company holidays, in the same manner as PTO days for employees of the Company generally accrue.

(c)           Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable pre-approved business and travel expenses incurred in the performance of his job duties, promptly upon presentation of appropriate supporting documentation and otherwise in accordance with and subject to the expense reimbursement policy of the Company.

5.             Termination.

(a)            General. During the Term of this Agreement, the Company may only terminate Executive’s employment for Cause, as defined below. Executive may terminate his employment for any reason or no reason, subject only to the terms of this Agreement; provided, however, that Executive is required to provide to the Company at least sixty days’ written notice of intent to terminate employment for any reason unless the Company specifies an earlier date of termination. For purposes of this Agreement, the following terms have the following meanings:

(i)            “Accrued Benefits” shall mean: (i) accrued but unpaid Base Salary through the Termination Date, payable within thirty days following the Termination Date; (ii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the Termination Date, payable within thirty days following the Termination Date; (iii) accrued but unused PTO days; and (iv) all other payments, benefits, or fringe benefits to which Executive shall be entitled as of the Termination Date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

(ii)           “Cause” shall mean: (i) a breach by Executive of his fiduciary duties to the Company; (ii) Executive’s breach of this Agreement, which, if curable, remains uncured or continues after ten days’ notice by the Company thereof; (iii) the commission of (A) any crime constituting a felony in the jurisdiction in which committed, (B) any crime involving moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, fraud, theft, or bribery (whether or not a felony); (iv) illegal or controlled substance abuse or insobriety by Executive; (v) Executive’s material negligence or dereliction in the performance of, or failure to perform Executive’s duties of employment with the Company, which remains uncured or continues after ten days’ notice by the Company thereof; (vi) Executive’s refusal or failure to carry out a lawful directive of the Company or any member of the Board or any of their respective designees, which directive is consistent with the scope and nature of Executive’s responsibilities; or (vii) any conduct, action or behavior by Executive that is, or is reasonably expected to be, materially damaging to the Company, whether to the business interests, finance or reputation. In addition, Executive’s employment shall be deemed to have terminated for Cause if, on the date Executive’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

(iii)          “Good Reason” shall mean a material breach by the Company of its obligations under this Agreement, upon which Executive notifies the Board in writing of such material breach within 30 days of such occurrence and such material breach shall have not been cured within thirty days after the Board’s receipt of written notice thereof from Executive. Good Reason shall also mean the termination of Executive’s employment by Executive because of a change in control, as defined by the Company’s equity or stock option incentive plan in effect as of the Effective Date of this Agreement.

(iv)           “Termination Date” shall mean the date on which Executive’s employment hereunder terminates in accordance with this Agreement.

(b)           Termination by Executive for Good Reason. In the event that Executive’s employment hereunder is terminated by Executive for Good Reason or for any reason, Executive shall be entitled to receive the Accrued Benefits. In addition, commencing on the first payroll date following the date that is sixty days following the Termination Date, the Company shall continue to pay Executive his Base Salary, in accordance with customary payroll practices and subject to applicable withholding and payroll taxes (the “Severance Payments”), for six months with a six month renewal available if Executive is still unemployed, has reasonably sought work and has been thwarted by the restrictive covenants (the “Severance Period”); provided, however, that the Severance Payments shall be conditioned upon the execution, non-revocation, and delivery of a general release of claims by Executive, in a form reasonably satisfactory to the Company, within sixty days following the Termination Date. In the event that Executive fails to timely execute and deliver such a release, the Company shall have no obligation to pay Severance Payments under this Agreement.

(c)           All Other Terminations. In the event that Executive’s employment hereunder is terminated by the Company for Cause, by Executive without Good Reason, or due to Executive’s death or disability, Executive shall be entitled to receive the Accrued Benefits.

(d)           Return of Company Property. Upon termination of Executive’s employment for any reason or under any circumstances, Executive shall promptly return any and all of the property of the Company and any affiliates (including, without limitation, all computers, keys, credit cards, identification tags, documents, data, confidential information, work product, and other proprietary materials), and other materials.

(e)           Post-Termination Cooperation. Executive agrees and covenants that, following the Term, he or she shall, to the extent requested by the Company, cooperate in good faith with the Company to assist the Company in the pursuit or defense of (except if Executive is adverse with respect to) any claim, administrative charge, or cause of action by or against the Company as to which Executive, by virtue of his employment with the Company or any other position that Executive holds that is affiliated with or was held at the request of the Company, has relevant knowledge or information, including by acting as the Company’s representative in any such proceeding and, without the necessity of a subpoena, providing truthful testimony in any jurisdiction or forum. The Company shall reimburse Executive for his reasonable out-of-pocket expenses incurred in compliance with this Section.

(f)            Post-Termination Non-Assistance. Executive agrees and covenants that, following the Term, he or she shall not voluntarily assist, support, or cooperate with, directly or indirectly, any person or entity alleging or pursuing or defending against any claim, administrative charge, or cause or action against or by the Company, including by providing testimony or other information or documents, except under compulsion of law. Should Executive be compelled to testify, nothing in this Agreement is intended or shall prohibit Executive from providing complete and truthful testimony. Nothing in this Agreement shall in any way prevent Executive from cooperating with any investigation by any federal, state, or local governmental agency.

6.             Indemnification. For a period of two years following Executive’s termination of employment (other than for Cause), the Company shall indemnify and hold Executive harmless from and against any claim, loss, or cause of action brought, asserted, or assessed against Executive by a third party that is directly connected with lawful actions of Executive performed in good faith within the scope of his employment with the Company, unless such actions constituted gross negligence or willful misconduct as determined by the Company in its reasonable sole discretion (a “Claim”). As a condition to the Company’s obligation under this Section, Executive shall provide the Company written notice of any Claim for which indemnification may be sought as promptly as practicable after Executive becoming aware thereof, stating all pertinent facts and including all notices and documents received by Executive relating to the Claim. The Company may assume the defense of a Claim against Executive, utilizing counsel of the Company’s choice; in such event, Executive may elect to participate in the defense of such Claim utilizing Executive’s own counsel at Executive’s sole expense. Executive shall cooperate in the defense of the Claim by the Company and shall provide the Company with all additional information and documents received by Executive or otherwise in Executive’s possession relating to the Claim. In the event the Company does not assume the defense of a Claim against Executive, Executive may assume such defense by written notice to the Company. The Company shall reimburse Executive for any reasonable attorneys’ fees and other expenses actually and necessarily incurred by Executive in connection with such defense. Executive shall not independently consent to the settlement of any Claim without the prior written consent of the Company. Any amounts reimbursed by the Company under this Section shall be promptly repaid to the Company by Executive if the Company later reasonably determines that the underlying Claim was not properly indemnifiable pursuant to this Section.

7.             Other Tax Matters.

(a)           The Company shall withhold all applicable federal, state, and local taxes, social security and workers’ compensation contributions and other amounts as may be required by law with respect to compensation payable to Executive pursuant to this Agreement.

(b)           Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein shall either be exempt from, or in the alternative, comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the published guidance thereunder (“Section 409A”). A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “Termination Date,” or like terms shall mean “separation from service.” Notwithstanding any provision of this Agreement to the contrary, if Executive is a “specified employee” within the meaning of Section 409A, any payments or arrangements due upon a termination of Executive’s employment under any arrangement that constitutes a “nonqualified deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1 (including without limitation, the short-term deferral exemption or the permitted payments under Treas. Regs. Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided on the earlier of (a) the date which is six months after Executive’s “separation from service” for any reason other than death, or (b) the date of Executive’s death. This Agreement may be amended without requiring Executive’s consent to the extent necessary (including retroactively) by the Company in order to preserve compliance with Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Executive’s compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Section 409A.

(c)           After any Termination Date, Executive shall have no duties or responsibilities that are inconsistent with having a “separation from service” within the meaning of Section 409A as of the Termination Date and, notwithstanding anything in the Agreement to the contrary, distributions upon termination of employment of nonqualified deferred compensation may only be made upon a “separation from service” as determined under Section 409A and such date shall be the Termination Date for purposes of this Agreement. Each payment under this Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement which constitutes a “nonqualified deferral of compensation” within the meaning of Section 409A and to the extent an amount is payable within a time period, the time during which such amount is paid shall be in the discretion of the Company.

(d)           All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A. To the extent that any reimbursements are taxable to Executive, such reimbursements shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which the related expense was incurred. Reimbursements shall not be subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year.

8.             Non-Compete, Non-Solicitation.

(a)           Non-Competition. Beginning on the date hereof and through the date that is one year following the Termination Date (the “Restricted Period”), Executive will not, and will cause his affiliates not to, directly or indirectly, through or in association with any third party, in any territory which the Company operates as of the time Executive is no longer employed by, consulting for, serving as a board member of, or no longer otherwise works for, the Company, (i) engage in, market, sell, or provide any products or services which are the same or similar to or otherwise competitive with the products and services sold or provided by the Company or (ii) own, acquire, or control any interest, financial or otherwise, in a third party or business or manage, participate in, consult with, render services for or otherwise, any business, that in each case is engaged in selling or providing the same, similar or otherwise competitive services or products which the Company is selling or providing, other than ownership of one percent or less of the equity of a publicly traded company.

(b)           Non-Solicitation.

(i)            During the Restricted Period, Executive will not, and will cause his affiliates not to, directly or indirectly, through or in association with any third party (1) call on, solicit, or service, engage or contract with, or take any action which may interfere with, impair, subvert, disrupt, or alter the relationship, contractual or otherwise, between the Company and any current or prospective customer, supplier, distributor, developer, service provider, licensor, or licensee or other material business relation of the Company, (2) divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished, or sold by the Company) of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of the Company or (3) attempt to do any of the foregoing, either for Executive’s own purposes or for any other third party.

(ii)           During the Restricted Period, Executive will not, and will cause his affiliates not to, directly or indirectly, through or in association with any third party (1) solicit, induce, recruit, or encourage any employees or independent contractors of or consultants to the Company to terminate their relationship with the Company or take away or hire such employees, independent contractors, or consultants or (2) attempt to do any of the foregoing, either for Executive’s own purposes or for any other third party.

(c)            If the Executive is entitled to receive Severance Payments under this Agreement, the Non-Competition and Non-Solicitation provisions set forth herein shall only be enforceable so long as the Severance Payments are ongoing and are timely made.

9.             Nondisclosure and Nonuse of Confidential Information.

(a)            Executive acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of the Company, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to the Company; (ii) Executive is in a position of trust and subject to a duty of loyalty to the Company, and (iii) by reason of his employment and service to the Company, Executive will have access to the Confidential Information. Executive, therefore, acknowledges that it is in the Company’s legitimate business interest to restrict Executive’s disclosure or use of Confidential Information for any purpose other than in connection with Executive’s performance of Executive’s duties for the Company, and to limit any potential misappropriation of such Confidential Information by Executive.

(b)            Executive will not disclose or use at any time, either during the Term or thereafter, any Confidential Information (as hereinafter defined) of which Executive is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by the Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Executive from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Executive agrees to provide the Company with prompt written notice of any such Order and to assist the Company, at the Company’s expense, in asserting any legal challenges to or appeals of such Order that the Company in its sole discretion pursues, and (ii) in complying with any such Order, Executive shall limit his disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Executive shall deliver to the Company at the Termination Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which Executive may then possess or have under his control.

(c)            As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by the Company in connection with its business, including, but not limited to, information, observations, and data obtained by Executive while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such persons) and customer or client lists, (xiii) suppliers (and all information with respect to such persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

10.          Property; Inventions and Patents.

(a)           Property. Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to the Company’s actual or anticipated business, research and development, or existing or future products or services and which are conceived, developed, or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed and forever after employment has terminated (and not just for the Restricted Period if and to the extent such Inventions result from any work performed for the Company, any use of the Company’s premises or property or any use of the Company’s Confidential Information) by the Company (including those conceived, developed, or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to such member of the Company. Executive will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to the Company (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of the Company, and all right, title, and interest in the Work Product vests in the Company. To the extent Work Product is not works for hire, the Work Product, and all of Executive’s right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to the Company.

(b)           Cooperation. Executive shall, during the Term and at any time thereafter, assist and cooperate fully with the Company in obtaining for the Company the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States and/or such other countries as the Company may designate. With respect to Work Product, Executive shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to the Company and take all such other appropriate lawful actions as the Company requests that are necessary to establish the Company’s ownership of such Work Product. Executive will not assert or make a claim of ownership of any Work Product, and Executive will not file any applications for patents or copyright or trademark registration relating to any Work Product.

(c)           No Designation as Inventor; Waiver of Moral Rights. Executive agrees that the Company shall not be required to designate Executive as the inventor or author of any Work Product. Executive hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Executive’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Executive hereby waives all claims to moral rights in and to any Work Product.

(d)           Pre-Existing and Third Party Materials. Executive will not, in the course of employment with the Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Executive or in which Executive has an interest without the Company’s prior written permission. Executive hereby grants the Company a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Executive will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Executive into any Work Product without the Company’s prior written permission.

(e)           Attorney-in-Fact. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Executive, if the Company is unable because of Executive’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Executive’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by the Company pursuant to this Section.

11.          Enforcement. Because Executive’s services are special, unique, and extraordinary and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company, or any of its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

12.          Non-Disparagement. Executive and Company agree that, during the Term and at any time thereafter, they will not make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written), to any person other than a member of the Board, that disparages the other party or is likely in any way to harm the business or the reputation of the other party, or, in the case of the Company, any of its former, present, or future managers, directors, officers, members, stockholders, or employees.

13.          Assurances by Executive. Executive represents and warrants to the Company that he or she may enter into and fully perform all of his obligations under this Agreement and as an employee of the Company without breaching, violating, or conflicting with (i) any judgment, order, writ, decree, or injunction of any court, arbitrator, government agency, or other tribunal that applies to Executive or (ii) any agreement, contract, obligation, or understanding to which Executive is a party or may be bound.

14.          Termination or Repayment of Severance Payments. In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if Executive is found to have violated any provision of this Agreement in accordance with the procedures set forth in Section 16 below, any future obligation of the Company to pay Severance Payments shall be terminated and of no further force or effect.

15.          Notices. Except as otherwise specifically provided herein, any notice, consent, demand, or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given when delivered personally, when transmitted by facsimile transmission, one day after being deposited with Federal Express or other nationally recognized overnight delivery service, or three days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at its principal office, and, if to Executive, at his address set forth following his signature below. Either party may change such address from time to time by notice to the other.

16.          Governing Law; Arbitration. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Florida, without giving effect to any choice of law rules or other conflicting provision or rule that would cause the laws of any jurisdiction to be applied; provided, however, that the following provisions shall be governed by the Federal Arbitration Act:

(a)           Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association for employment disputes as then in effect. For the avoidance of doubt, it is understood and agreed that this Agreement to arbitrate includes any and all claims and disputes, including, without limitation, as to arbitrability, with respect to Executive’s employment with the Company or the termination of such employment, including, without limitation, any claim for alleged discrimination, harassment, or retaliation under on the basis of race, sex, color, national origin, sexual orientation, age, religion, creed, marital status, veteran status, alienage, citizenship, disability or handicap, or any other legally protected status, and any alleged violation of any federal, state, or other governmental law, statute or regulation, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, other civil rights statutes including, without limitation, 42 U.S.C. § 1981, 42 U.S.C. § 1982, and 42 U.S.C. § 1985, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Sarbanes-Oxley Act, or any state or local law, statute or regulation, as such statutes, laws, and regulations are amended. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

(b)           The arbitration hearing shall commence within ninety calendar days after the arbitrator is selected, unless Company and Executive mutually agree to extend this time period. The arbitration shall take place in Florida. The arbitrator will have full power to give directions and make such orders as the arbitrator deems just, and to award all remedies that would be available in court. Nonetheless, the arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement. The arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based within thirty days after the conclusion of the arbitration hearing. The award rendered by the arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered or vacated in any court of competent jurisdiction.

(c)           In the event of any contest or dispute relating to this Agreement or the termination of Executive’s employment hereunder, each of the parties shall bear its own costs and expenses.

17.           Amendments; Waivers. This Agreement may not be modified or amended or terminated except by an instrument in writing, signed by Executive and a duly authorized representative of the Company (other than Executive). By an instrument in writing similarly executed (and not by any other means), either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. To be effective, any written waiver must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

18.          Inconsistencies. In the event of any inconsistency between any provision of this Agreement and any provision of any Company arrangement, the provisions of this Agreement shall control, unless Executive and the Company otherwise agree in a writing that expressly refers to the provision of this Agreement that is being waived.

19.          Assignment. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive. The obligations of Executive hereunder shall be binding upon Executive’s heirs, administrators, executors, assigns, and other legal representatives. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Company’s successors and assigns.

20.          Voluntary Execution; Representations. Executive acknowledges that (a) he or she has consulted with or has had the opportunity to consult with independent counsel of his own choosing concerning this Agreement and has been advised to do so by the Company, and (b) he or she has read and understands this Agreement, is competent and of sound mind to execute this Agreement, is fully aware of the legal effect of this Agreement, and has entered into it freely based on his own judgment and without duress.

21.          Headings. The headings of the Sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

22.          Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

23.          Beneficiaries/References. Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Executive’s death by giving written notice thereof. In the event of Executive’s death or a judicial determination of his incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate, or other legal representative.

24.          Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties shall survive any termination of Executive’s employment.

25.          Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or arbitrator to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

26.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Signatures delivered by facsimile or PDF shall be effective for all purposes.

27.           Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties, regarding the subject matter of this Agreement.

Alfi, Inc.

By:
Title:

EMPLOYEE:

By:
Paul Pereira

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